UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐          Filed by a Party other than the Registrant ☒

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting material Pursuant to §240.14a-12

Masimo Corporation

(Name of Registrant as Specified In Its Charter)

POLITAN CAPITAL MANAGEMENT LP
POLITAN CAPITAL MANAGEMENT GP LLC
POLITAN CAPITAL PARTNERS GP LLC
POLITAN CAPITAL NY LLC
POLITAN INTERMEDIATE LTD.
POLITAN CAPITAL PARTNERS MASTER FUND LP
POLITAN CAPITAL PARTNERS LP
POLITAN CAPITAL OFFSHORE PARTNERS LP
QUENTIN KOFFEY
MATTHEW HALL
AARON KAPITO
WILLIAM JELLISON

DARLENE SOLOMON

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee paid previously with preliminary materials.

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Leading Proxy Advisory Firm ISS Recommends Masimo Shareholders Vote FOR Both of Politan’s Director Nominees

Both Leading Proxy Advisory Firms – ISS and Glass Lewis – Have Now Strongly Validated Politan’s Case for Change and Recommended Shareholders Vote for Darlene Solomon and William Jellison in Order To Provide Urgently Needed Independent Oversight on Masimo’s Board

ISS Highlights the “Dangerous Lack of Accountability” on the Current Board and Notes That Mr. Kiani Has “No Regard for Public Shareholders”

Concludes That Shareholders Have “No Reason to Believe Management Can Be Trusted” to Structure the “Pivotal” Separation of the Consumer Business, and That Change Is “Absolutely Necessary” To Ensure the Separation Does Not Harm Shareholder Value

Dismisses Masimo’s “Defensive Rhetoric That Reflects a Disregard for Shareholders” and Notes That the Company’s Arguments “Crumble Under Basic Scrutiny”

NEW YORK – July 15, 2024 – Politan Capital Management (together with its affiliates, “Politan”), an 8.9% shareholder of Masimo Corporation (“Masimo” or the “Company”) (NASDAQ: MASI), today announced that leading independent proxy advisory firm Institutional Shareholder Services Inc. (“ISS”) has recommended shareholders vote FOR the election of Politan’s nominees, Darlene Solomon and Bill Jellison, to the Company’s Board of Directors (the “Board”) at the Annual Meeting of Stockholders (the “Annual Meeting”), scheduled for July 25, 2024.

ISS’s report affirms Politan’s case for change at Masimo and advises shareholders to vote for BOTH Politan nominees, stating:1

•	“In addition to ongoing concerns with accountability, management is now overseeing a separation of the consumer business. Given management's history of disregard for the investor base, and developments over the past year, shareholders have no reason to believe that management can be trusted to structure a pivotal transaction on their behalf without the safeguard of further board independence. Thus, change is not only warranted on the basis of fundamental corporate governance failings, but is absolutely necessary to ensure that the separation does not compromise shareholder value.”

•	“Instead of using last year's proxy contest as a chance to break with the past, the board has continued to bow to Kiani, including by allowing him to exercise inappropriate influence over the refreshment process. Thus, MASI has continued to display a dangerous lack of accountability to shareholders that will require additional board change to rectify.”

•	“Moreover, like last year, Kiani and his cohort have adopted defensive rhetoric that reflects disregard for shareholders. In summary, they have continued their established pattern of presenting arguments that they apparently think will resonate with the investor base, but that crumble under basic scrutiny. This is just further evidence that the board is not currently configured to promote accountability to shareholders.”

ISS criticizes Masimo’s underperformance for shareholders, stating:

•	“The board's various arguments were generally unsupported by the facts, and were disingenuous or clearly false in certain cases.”

1 Permission to quote ISS was neither sought nor obtained. Underlining added.

•	“The 2023 AGM was not the reset that shareholders had hoped for, as performance has only continued to deteriorate over the past year. It appears that the majority of this underperformance is due to operational issues that originated under the watch of the legacy board early last year.”

•	“…[S]hareholders should recognize that MASI has been chasing a 30 percent operating margin since at least FY2017, and has not broken 25 percent over a single fiscal year since then.”

ISS also details the Board’s broken corporate governance and concerns with Mr. Kiani’s outsized influence in the boardroom, stating:

•	“…Kiani insisted on inserting himself into the board refreshment process over the past year, referring both Chapek and Chavez. To put it bluntly, there is no acceptable justification for Kiani to participate in this manner, considering the role he played in constructing the legacy board, which prioritized his interests at the expense of shareholders.”

•	“…Kiani has demonstrated that he has no regard for public shareholders. He has been at the center of so many corporate governance scandals and abuses that no credible argument exists to the contrary.”

•	“Under no circumstances should shareholders ever abide ultimatums or threats from a CEO, at MASI or anywhere else. If Kiani wants to leave, he can do so. Although it appears that MASI has done little in the way of succession planning (which is just another sign of Kiani's control), the dissident has identified Brennan as an interim option. Based on her background, experience, and familiarity with MASI, there is no reason to believe that she could not be effective in an interim capacity.”

•	“There was no convincing evidence that the board exercised genuine oversight of management, and by extension, there was not a shred of observable accountability to shareholders.”

ISS highlights the experience Politan’s nominees will bring to the boardroom, stating:

•	“Bill Jellison and Darlene Solomon have relevant executive backgrounds and have served on public company boards, and together they have experience with M&A and business separations that could be beneficial as MASI evaluates alternatives for the consumer business. Moreover, the criticisms presented by MASI about their qualifications overlook the most important point, which is that they are they are unquestionably independent from Kiani.”

Quentin Koffey, Managing Partner and Chief Investment Officer of Politan, stated:

“The recommendation from ISS for both our nominees Darlene and Bill – following the same conclusion from Glass Lewis last week – validates our case that a majority of truly independent directors are urgently needed in Masimo’s boardroom today. Further, the report from ISS again demonstrates that the excuses and attacks released by the Company on a nearly daily basis are false, disingenuous and merely attempt to distract shareholders from the facts. In contrast, we are confident that if elected, Darlene and Bill would work collaboratively in the boardroom to protect shareholder value and help ensure the Company moves forward so that it is best positioned for the future."

Politan encourages shareholders to review its presentation, proxy materials and letter to shareholders, all of which are available at www.AdvanceMasimo.com. Shareholders can support real change at Masimo by voting on the WHITE proxy card FOR the election of Darlene Solomon and William Jellison.

Your vote is important, no matter how many shares of Common Stock you own. We urge you to sign, date, and return the WHITE universal proxy card today to vote FOR the election of the Politan Nominees and in accordance with the Politan Parties’ recommendations on the other proposals on the agenda for the 2024 Annual Meeting.

If you have any questions, require assistance in voting your

WHITE universal proxy card or voting instruction form,

or need additional copies of Politan’s proxy materials,

please contact D.F. King using the contact information provided here:

D.F. King & Co., Inc.

48 Wall Street

New York, New York 10005

Stockholders call toll-free: (888) 628-8208

Banks and Brokers call: (212) 269-5550

By Email: MASI@dfking.com

Additionally, on July 15, 2024, Politan updated its website, www.AdvanceMasimo.com (the “Site”), in connection with the solicitation of stockholders of Masimo. Copies of the materials posted to the Site are filed herewith.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if any of the underlying assumptions of Politan Capital Management LP (“Politan”) or any of the other participants in the proxy solicitation described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Politan that the future plans, estimates or expectations contemplated will ever be achieved.

Certain statements and information included herein may have been sourced from third parties. Politan does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

Politan disclaims any obligation to update the information herein or to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such information, projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Politan and the other Participants (as defined below) have filed a definitive proxy statement and accompanying WHITE universal proxy card or voting instruction form with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2024 annual stockholders meeting (the “2024 Annual Meeting”) of Masimo Corporation, a Delaware corporation (“Masimo”). Shortly after filing its definitive proxy statement with the SEC, Politan furnished the definitive proxy statement and accompanying WHITE universal proxy card or voting instruction form to some or all of the stockholders entitled to vote at the 2024 Annual Meeting.

The participants in the proxy solicitation are Politan, Politan Capital Management GP LLC (“Politan Management”), Politan Capital Partners GP LLC (“Politan GP”), Politan Capital NY LLC (the “Record Stockholder”), Politan Intermediate Ltd., Politan Capital Partners Master Fund LP (“Politan Master Fund”), Politan Capital Partners LP (“Politan LP”), Politan Capital Offshore Partners LP (“Politan Offshore” and, collectively with Politan Master Fund and Politan LP, the “Politan Funds”), Quentin Koffey, Matthew Hall, Aaron Kapito (all of the foregoing persons, collectively, the “Politan Parties”), William Jellison and Darlene Solomon (such individuals, collectively with the Politan Parties, the “Participants”).

As of the date hereof, the Politan Parties in this solicitation collectively own an aggregate of 4,713,518 shares (the “Politan Group Shares”) of common stock, par value $0.001 per share, of Masimo (the “Common Stock”). Mr. Koffey may be deemed to own an aggregate of 4,714,746 shares of Common Stock (the “Koffey Shares”), which consists of 1,228 restricted stock units (the “RSUs”) as well as the Politan Group Shares. Politan, as the investment adviser to the Politan Funds, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Politan Group Shares, and, therefore, Politan may be deemed to be the beneficial owner of all of the Politan Group Shares. The Record Stockholder is the direct and record owner of 1,000 shares of Common Stock that comprise part of the Politan Group Shares. Both the Politan Group Shares and the Koffey Shares represent approximately 8.9% of the outstanding shares of Common Stock based on 53,182,247 shares of Common Stock outstanding as of June 13, 2024, as reported in Masimo’s definitive proxy statement filed on June 17, 2024. As the general partner of Politan, Politan Management may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) all of the Politan Group Shares and, therefore, Politan Management may be deemed to be the beneficial owner of all of the Politan Group Shares. As the general partner of the Politan Funds, Politan GP may be deemed to have the shared power to vote or to direct the vote of (and the shared power to dispose or direct the disposition of) all of the Politan Group Shares, and therefore Politan GP may be deemed to be the beneficial owner of all of the Politan Group Shares. Mr. Koffey, including by virtue of his position as the Managing Partner and Chief Investment Officer of Politan and as the Managing Member of Politan Management and Politan GP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) all of the Koffey Shares.

IMPORTANT INFORMATION AND WHERE TO FIND IT

POLITAN STRONGLY ADVISES ALL STOCKHOLDERS OF MASIMO TO READ ITS DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT AND OTHER PROXY MATERIALS FILED BY POLITAN WITH THE SEC AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS ARE ALSO AVAILABLE ON THE SEC WEBSITE, FREE OF CHARGE, OR BY DIRECTING A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, D.F. KING & CO., INC., 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005. STOCKHOLDERS CAN CALL TOLL-FREE: (888) 628-8208.

Investor Contact

D.F. King & Co., Inc.

Edward McCarthy / Gordon Algernon / Dan Decea

MASI@dfking.com

Media Contacts

Dan Zacchei / Joe Germani

Longacre Square Partners

dzacchei@longacresquare.com / jgermani@longacresquare.com